Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
SOUTHERN CONCEPTS RESTAURANT GROUP, INC.PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the period ended June 30, 2016 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Southern Concepts Restaurant Group, Inc. (the "Company") hereby certifies that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2016	/s/ James J. Fenlason James J. Fenlason Chief Executive Officer and Chief Financial Officer